Exhibit 99.1

NEWS RELEASE For immediate release Laura Clark 904 598 7831 LauraClark@RegencyCenters.com

Regency Centers Prices $300 Million of Senior Unsecured Notes

JACKSONVILLE, Fla. (February 28, 2018) – Regency Centers Corporation (“Regency” or the “Company”) (NYSE:REG) announced today that its operating partnership, Regency Centers, L.P., priced a public offering of $300 million 4.125% notes due 2028 (the “Notes”). The Notes are due March 15, 2028 and were priced at 99.837%. Interest on the Notes is payable semiannually on March 15th and September 15th of each year, with the first payment on September 15, 2018.

The Company intends to use the net proceeds of the offering (i) to repay in full its outstanding $150 million 6.0% notes due June 15, 2020, including a make-whole premium of approximately $10.5 million and accrued interest of approximately $2.7 million, (ii) to repay approximately $115 million in 2018 mortgage maturities with an average interest rate of 6.3%, (iii) to reduce the outstanding balance on our line of credit, and (iv) for general corporate purposes. Settlement of the offering is subject to the satisfaction of customary closing conditions and is expected to occur on March 9, 2018.

J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Mizuho Securities USA LLC, and U.S. Bancorp Investments, Inc. are acting as joint book-running managers. PNC Capital Markets LLC, Regions Securities LLC, and SunTrust Robinson Humphrey, Inc. are acting as senior co-managers. BB&T Capital Markets, a division of BB&T Securities, LLC, BMO Capital Markets Corp, Comerica Securities, Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., and TD Securities (USA) LLC are acting as co-managers.

This offering will be made under Regency Centers, L.P.’s and the Company’s effective shelf registration statement filed with the Securities and Exchange Commission and only by means of a prospectus supplement and accompanying prospectus meeting the requirements of Section 10 of the Securities Act of 1933. Copies of these documents may be obtained by contacting the underwriters at (i) J.P. Morgan Securities LLC, 383 Madison Ave., New York, NY 10179, Attention: Investment Grade Syndicate Desk, telephone: (212) 834-4533; (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, email: dg.prospectus_requests@baml.com; (iii) Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, toll-free: (800) 645-3751 or email: wfscustomerservice@wellsfargo.com; (iv) Mizuho Securities USA LLC, 320 Park Avenue, 12th Floor, New York, NY, 10022, Attn: Debt Capital Markets, toll-free: (866) 271-7403; or (v) U.S. Bancorp Investments, Inc., 214 North Tryon Street, 26th Floor, Charlotte, NC 28202, Attention: High Grade Syndicate or by calling toll-free: (877) 558-2607. Alternatively, you may request copies of these documents without charge from the SEC by visiting www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Regency Centers Corporation

Regency Centers is the preeminent national owner, operator, and developer of shopping centers located in affluent and densely populated trade areas. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit regencycenters.com.

###

Forward-looking statements involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.